Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-140198, 333-140272, and 333-153409) and Form S-8 (Nos. 333-130340, 333-140197, 333-142679, 333-150789, 333-172477, and 333-178027) of SunPower Corporation of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 29, 2012